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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported):   June 30, 1999
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                             VIGNETTE CORPORATION
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              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


        Delaware                      000-25375                 74-2769415
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(State or other jurisdiction         (Commission               (IRS Employer
of incorporation)                    File Number)              Identification
                                                                      No.)

                901 South Mopac Expressway, Austin, Texas 78746
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             (Address of Principal Executive Offices)   (Zip Code)


      Registrant's telephone number, including area code   (512) 306-4300
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

On July 6, 1999, Vignette Corporation ("Vignette" or the "Company") announced that on June 30, 1999, it completed the acquisition of Diffusion, Inc. ("Diffusion"), a leader in multi-channel information delivery solutions.

Vignette acquired 100 percent of the outstanding stock and assumed all outstanding stock options of Diffusion in exchange for approximately 400,000 shares of Vignette common stock. Vignette will account for the transaction as a purchase. Vignette will incur one-time acquisition costs and integration related charges associated with the transaction which include costs associated with product integration, cross training, and other merger related costs. Additionally, Vignette anticipates a portion of the purchase price will be allocated to In Process Research and Development and expensed upon the consummation of the transaction.

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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (a) The Registrant is required to file the financial statements of Diffusion, Inc. Such financial statements will be filed by amendment not later than 60 days after the date this report on Form 8-K must be filed.

          (b) The Registrant is required to file pro forma financial information in connection with the acquisition. Such pro forma financial information will be filed by amendment not later than 60 days after the date this report on Form 8-K must be filed.

          (c)  Exhibits:

               Exhibit
               Number      Description

               2.1  Agreement between Vignette Corporation and
Diffusion, Inc. dated May 10, 1999.

               99.1 Text of Press Release dated July 6, 1999.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      VIGNETTE CORPORATION



Date:  July 14, 1999                  By:  /s/ Gregory A. Peters
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                                           Gregory A. Peters
                                           President and
                                           Chief Executive Officer

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